                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 14, 2000
                                ----------------
                                (Date of Report)


                          SILVER RAMONA MINING COMPANY
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                              820290939
                                  -------------             ---------------
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)           Identification No.)

                   211 WEST ELDER AVENUE, KELLOGG, IDAHO 82837
                   -------------------------------------------
                    (Address of principal executive offices)


                                 (208) 786-7572
                                 --------------
              (Registrant's telephone number, including area code)


                                      NONE
                                      ----
         (Former name or former address, if changed since last report.)
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ITEM 1.           CHANGES IN CONTROL OF THE REGISTRANT.
ITEM 5.           OTHER EVENTS.

      GENERAL

As of May 9, 2000, Silver Ramona Mining Company, a Delaware corporation (the "Company"), its wholly-owned subsidiary, Achievement Tec Acquisition Corporation, a Delaware corporation ("Acquisition"), and Achievement Tec, Inc., a Delaware corporation ("Achievement Tec"), entered into an Agreement and Plan of Merger, subsequently amended by a certain Addendum to Agreement and Plan of Merger, dated as of July 1, 2000, among the Company, Acquisition and Achievement Tec (as amended, the "Merger Agreement"), whereby Acquisition will merge with and into Achievement Tec pursuant to the law of the States of Delaware and Texas and Achievement Tec will be the surviving corporation(the "Merger"). Pursuant to the Merger Agreement, the holders of capital stock of Achievement Tec will receive an aggregate of 7,000,000 shares of common stock of the Company, representing 70% of the outstanding common stock of the Company immediately following such issuance. The last reported bid price for a share of common stock was $0.0625 on November 10, 2000. Accordingly, as 7,000,000 shares of the common stock of the Company were issued in connection with the Merger, the Company estimates the value of the Merger transaction is approximately $437,500.

      The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of common stock of the Company immediately following the Merger by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares;
(ii) the Company's officers and directors; (iii) the Company's officers and directors as a group; and (iv) the Company's nominee directors.

      As used in the table below, the term "BENEFICIAL OWNERSHIP" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

NAME AND ADDRESS OF           SHARES OF COMMON STOCK         PERCENTAGE OF CLASS
 BENEFICIAL OWNER               BENEFICIALLY OWNED          BENEFICIALLY OWNED (1)
 ----------------               ------------------          ----------------------
Dale B. Lavigne*                    82,487                          0.8%
  Box A
  Osburn, ID 83849
Lewis J. Lavigne*                   78,004                          0.8%
  HC-01 Box 188
  Kellogg, ID 83837
Duane E. Little*                    79,929                          0.8%
  211 West Elder
  Kellogg, ID 83837
Robert S. Turnbow*                  78,618                          0.8%

  211 West Elder
  Kellogg, ID 83837
Glenn A. Arbeitman(2)            1,107,685                         11.1%
  155 First Street
  Mineola, NY 11501
Corey Ribotsky(3)                1,224,427                         12.2%
  155 First Street
  Mineola, NY 11501
Richard Berman**                   859,613                          8.6%
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050
Milton Cotter**(4)               3,790,571                         37.9%
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050
Eric Cotter**                      449,965                          4.5%
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050
Joe C. Lloyd                             0                             0
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050
All Current Officers and Directors 319,038                          3.2%
  as a Group (4 persons)
All Nominee Directors            5,100,149                         51.0%
  as a Group (4 persons)

----------------------
     *     Indicates Current Director
     **    Indicates Nominee Director
    (1) Calculated based upon approximately 10,000,000 shares of common stock outstanding following the Merger and presumes all shares are issued pursuant to the Merger.
    (2) Includes 455,185 shares owned of record by New Millenium Capital Partners II, LLC, entities controlled by the referenced individual.
    (3) Includes 116,742 shares owned of record by AJW Partners, LLC and 455,185 shares owned of record by New Millenium Capital Partners II, LLC, entities controlled by the referenced individual.
    (4) Includes 1,821,292 shares held by the Cotter 1996 Trust, of which the referenced individual is trustee.

      The Board of Directors of the Company presently consists of four members. The Designated Directors will assume office concurrently with the effective time of the Merger. This will be accomplished at a meeting by written consent of the Board of Directors providing that the current directors will resign, such that immediately following such action, the vacancies will be filled by the Designated Directors.

      The Designated Directors listed below have consented to act as a director of the Company. The Designated Directors will constitute all of the members of the Board after they are appointed.

DIRECTORS OF THE COMPANY FOLLOWING THE MERGER

      MILTON COTTER has served as Chairman of the Board of Directors, President, and Chief Executive Officer of Achievement Tec since 1997. In 1963, he joined the Atomic Energy Commission's and The Department of Defense's nuclear weapons effort through Sandia Nuclear Weapons Laboratory. In this job, he was part of the team that handled assessments within companies to establish vendors who could provide people possessing the abilities to work on high quality and top secret parts for nuclear weapons. After leaving Sandia in 1968, Mr. Cotter applied assessment technology into both the Cabot Corporation and the Kane Miller Corporation, by going into the newly acquired companies and testing the people to determine who to keep in what jobs, thus resulting in the newly acquired company performing well as part of the company that acquired them. In 1972, Mr. Cotter became a private consultant to several companies, in conjunction with a psychological testing firm in Dallas, using standardized tests available on the marketplace. In 1988, Mr. Cotter assembled a staff to begin building the computer software in the assessment industry. That technology has been used to create benchmarks by job category of thousands of jobs within companies. In 1997, Mr. Cotter used that database of jobs, adding to it, which has resulted in a database of thousands of jobs based on successful people in companies across America and Canada. This database is now used across America in the hiring process by companies of all sizes, as well as Workforce Commissions in the career direction of people. Because of the success of the system, the system has since been emulated by testing firms that have come into existence in the marketplace.

      ERIC COTTER is the son of Milton Cotter and has served as the Vice President of Administration of Achievement Tec since 1985. Mr. Cotter has overseen the filing of all copyrights, integration work with the systems and administrative functions of the company, including financial administration, accounting, bookkeeping, payables, receivables, payroll and taxes. Mr. Cotter also acts as a liaison between professionals for mergers and acquisitions. Most recently, he has assumed responsibility for overseeing work related to bringing up the applicant/job matching system utilized by the greater New York City Consortium for Worker Education. Mr. Cotter graduated from Baylor University in 1985 with a BBA.

      RICHARD BERMAN has over 30 years of experience in private equity, investment banking and business development/operations. In September, 1998, Mr. Berman joined Internet Commerce Company (publicly traded on Nasdaq: ICCSA) and is currently a Director and Chairman of ICC, as well as on the Board of Directors for U-Cube. For more than 15 years prior to that, Mr. Berman, through American Acquisition Company, acted as principal in venture capital and real estate, as an advisor in mergers and acquisitions and as a source of funding for small growth companies. He was also the Chairman of Prestolite Battery, the largest battery producer in Canada, as well as Senior Vice President of Bankers Trust. Berman holds an MBA from New York University, a JD from Boston College and a Graduate Diploma from the Hague Academy of International Law.

      JOE C. LOYD has served as President and co-owner of Career Direction, Inc., a career fair management company specializing in the multi-unit restaurant industry, since 1993. Prior to Career Direction, Mr. Loyd was the General Manager of Operations for Tia's Tex-Mex Restaurant chain in Dallas, Texas. Mr. Loyd's twelve years of operational management experience consisted of employment with Bennigan's, No. 1 Pearl Street, Tolbert's and Tia's Tex Mex. Prior to moving to Dallas, Mr. Loyd owned and operated his own restaurant in Oklahoma City, Oklahoma for three years. Mr. Loyd attended Oklahoma State University from 1977 to 1981.

      To the best of the Company's knowledge, none of the Designated Directors beneficially currently own any equity securities, or rights to acquire any equity securities of the Company, or has been involved in any transactions with the Company or any of its directors, executive officers or affiliates, except for the transactions contemplated by the Merger Agreement and the exhibits thereto.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY PRIOR TO THE MERGER

      The following is certain biographical information with respect to the members of the Board of Directors and Executive Officers of the Company prior to the Merger.

      ROBERT S. TURNBOW, age 80, is President of the Company and has been a director since its inception in 1967. For the past five years and previously, Mr. Turnbow has served as a director of several other small mining companies in Idaho. He is also a retired motel owner and operator. Mr. Turnbow has over 25 years of mining industry experience.

      DALE B. LAVIGNE, age 67, is the Secretary and Treasurer of the Company and has been a director since its inception in 1967. For the past five years and previously, Mr. Lavigne worked as an officer and/or director of several mining companies, including the Metropolitan Mines Corporation. He is also President, director and major shareholder of Osburn Drug Company of Osburn, Idaho. Mr. Lavigne attended the University of Montana where he earned a degree as a pharmacist.

      LEWIS J. LAVIGNE, age 73, has been a director of the Company since its inception in 1967. He has over 25 years of experience in management of the Company and other small mining enterprises. In recent years, he has also worked as a director of other small mining companies in Idaho. He is an officer, director and shareholder of Osburn Drug Company of Osburn, Idaho. Mr. Lavigne attended the University of Idaho and is a retired metallurgical accountant by training.

      DUANE E. LITTLE, age 60, has been a director of the Company since its inception in 1967. He has over 25 years of experience in management of the Company and has worked as a director of other small mining companies. He has also held the position of Shoshone County Assessor since

1975. He studied business and applied science at the University of Idaho where he received a bachelor's degree.

      ABOUT ACHIEVEMENT TEC

      Achievement Tec provides testing and assessment services for use in the employment applicant selection process, employee training and development and career aptitude assessment and placement. These testing and assessment services are available as software and Internet applications and in traditional paper formats.

      Achievement Tec also offers online services to individuals and employees across America, in Canada and around the world, and anticipates offering employee background checking capabilities through the Internet, as well.

      Achievement Tec has recently acquired contracts for Tarrant County, Texas, and the greater New York City area, to provide services matching unemployed workers with jobs in those geographic areas, and is currently bidding and negotiating on other contracts in other cities across America.

                                      * * *

      The transaction described above is qualified in its entirety by the Merger Agreement and related documents and subject to various conditions set forth in the Merger Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   Financial Statements of Business Acquired.

         It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

         (b)   Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

         (c)   Exhibits.

         10.1 Agreement And Plan Of Merger, dated as of May 9, 2000, among Silver Ramona Mining Company, Achievement Tec Acquisition Corporation, and Achievement Tec, Inc., as heretofore amended and supplemented
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: NOVEMBER 9, 2000

                                          SILVER RAMONA MINING COMPANY


                                          BY: /s/ DALE B. LAVIGNE
                                              ---------------------------
                                              NAME:  Dale B. Lavigne
                                              TITLE: Secretary